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                                                              EXHIBIT 3(ii)

                                 AMENDED BYLAWS
                                       of
                                  Dimeco, Inc.

                                    Article 1

                               CORPORATION OFFICE

         Section 1.1 The registered office of Dimeco, Inc. (the "Corporation") shall be located in the Commonwealth of Pennsylvania at such place of business and at an address to be designated from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

         Section 1.2 The Corporation may also have other offices within or outside of the Commonwealth of Pennsylvania at such other place or places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                    Article 2

                              STOCKHOLDERS' MEETING

         Section 2.1 All meetings of the stockholders shall be held at the principal place of business of the Corporation, or at such other place within or without the Commonwealth of Pennsylvania as shall be determined by the Board of Directors and stated in the notice of such meeting.

         Section 2.2 The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on such date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

         Section 2.3 Each meeting of the stockholders shall be presided over by the Chairman of the Board, or in the Chairman's absence by the President, or if neither the Chairman nor the President is present, by any Vice President. The Secretary, or in the Secretary's absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by such chairman in the chairman's sole discretion.

         Section 2.4 Notice of the date, time, and place of, and the general business to be conducted at, an annual or special meeting of stockholders shall be given by delivering personally,
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by facsimile transmission, or by mailing a written or printed notice of the same, at least ten (10) days prior to the meeting, to each stockholder of record entitled to vote at such meeting. When any stockholders' meeting, either annual or special, is adjourned and a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned unless new business is to be transacted thereat or a new record date is fixed therefor, other than an announcement at the meeting at which such adjournment is taken.

                                    Article 3

                             QUORUM OF STOCKHOLDERS

         Section 3.1      Except as otherwise required by law:

                  (a) A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting without regard to any shares for which a broker indicates on a proxy that it does not have discretionary authority as to such shares to vote on such matter ("Broker Non-votes").

                  (b) The votes of a majority of those present, without regard to Broker Non-votes or votes of abstention, at any properly called meeting or adjourned meeting of stockholders, at which a quorum as defined above is present, shall be sufficient to transact business, unless such greater vote is required by these Bylaws, the Articles of Incorporation, or the laws of the Commonwealth of Pennsylvania.

                                    Article 4

                                  VOTING RIGHTS

         Section 4.1

                  (a) Except as may be otherwise provided by statute or by the Articles of Incorporation, at every meeting of stockholders, every stockholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the transfer books for shares of the Corporation on the record date fixed for the meeting. No share shall be voted at any meeting if an installment is due and unpaid thereon.

                  (b) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Stockholders shall not be permitted to cumulate their votes for the election of directors. If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

                               Article 5

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                               PROXIES

         Section 5.1 Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the stockholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                               Article 6

                              RECORD DATE

         Section 6.1 The Board of Directors may fix a time prior to the date of any meeting of stockholders as a record date for the determination of the stockholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of stockholders. Only stockholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of stockholders of record for any other purpose. When a determination of stockholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

                               Article 7

                             VOTING LISTS

         Section 7.1 The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholders during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more stockholders, in lieu of the making of the list the Corporation may make the information therein available at the meeting by any other means.

         Section 7.2      Failure to comply with the requirements of Section
7.1 shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any stockholder entitled to vote thereat to examine the list. The original share register(s) or transfer book(s), or a duplicate thereof kept in the Commonwealth of Pennsylvania shall be prima facie evidence as to who are the

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stockholders entitled to examine the list or share register(s) or transfer book(s) or to vote at any meeting of stockholders.

                               Article 8

                          JUDGES OF ELECTION

         Section 8.1 In advance of any meeting of stockholders, the Board of Directors may appoint judge(s) of election, who need not be stockholders, to act at the meeting or any adjournment thereof. If judge(s) of election is/are not so appointed, the presiding officer of the meeting may, and on the request of any stockholders shall, appoint judge(s) of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

         Section 8.2 In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

         Section 8.3 The judge(s) of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any manner arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The judge(s) of election shall perform his or their duties impartially, in good faith, to the best of his or their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

         Section 8.4 On request of the presiding officer of the meeting, or of any stockholder, the judge(s) of election shall make a report in writing of any challenge or question or matter determined by him or them, and execute a certificate of any fact found by him or them. Any report or certificate made by him or them shall be prima facie evidence of the facts stated therein.

                               Article 9

           MEETINGS OF STOCKHOLDERS AND STOCKHOLDERS PROPOSALS

         Section 9.1 Special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

         Section 9.2 Notwithstanding any other provision of these Bylaws or the Articles of Incorporation of the Corporation, no action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

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         Section 9.3      At an annual meeting of stockholders, only such new
business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting by, or at the direction of,
(1) the Board of Directors or (2) any stockholder of the Corporation who complies with all the requirements set forth in this Section 9.3.

         Proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 9.3. For stockholder proposals to be considered at the annual meeting of stockholders, the stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation stock that are beneficially owned (as determined by Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have).

         The Board of Directors may reject any stockholder proposal not timely made in accordance with the terms of this Section 9.3. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 9.3 in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 9.3 in any material respect, then the Board of Directors may reject such stockholder's proposal. The Secretary of the Corporation shall notify a stockholder in writing whether such stockholder's proposal has been made in accordance with the time and informational requirements of this Section 9.3. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section 9.3. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Section 9.3, such person shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 9.3, such person shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

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         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of report of officers, directors, and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed, and received as herein provided.

                               Article 10

                               DIRECTORS

         Section 10.1 Nominations for directors to be elected at an annual meeting of stockholders, except those made by the Board of Directors of the Corporation, must be made in accordance with the provisions set forth in
Article 10, Section 10.2 and must also be accompanied by a certification, under oath before a notary public, by each nominee that he or she meets the eligibility requirements to be a director as set forth in Article 10, Section 10.2.

         Section 10.2 Nominations of candidates for election as directors at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 10.2 shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 10.2 shall be provided for use at the annual meeting.

         Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 10.2. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days prior to the anniversary date immediately preceding the annual meeting of the stockholders of the Corporation. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Corporation stock that are beneficially owned (as determined by Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor thereto; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Corporation stock that are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual meeting shall furnish to the Secretary of the Corporation the same information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

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         The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section 10.2. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 10.2 in any material respect, the Secretary of the Corporation shall notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 10.2 in any material respect, then the Board of Directors may reject such stockholder's nomination. The Secretary of the Corporation shall notify a stockholder in writing whether such person's nomination has been made in accordance with the time and informational requirements of this Section 10.2. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Section 10.2. If the presiding officer determines that a nomination was made in accordance with the terms of this Section 10.2, such person shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 10.2, such person shall so declare at the annual meeting and the defective nomination shall be disregarded.

         Section 10.3 (a) The number of directors of the Corporation shall be such number, not less than 3 (exclusive of directors, if any, to be elected by holders of preferred stock, voting separately as a class), as shall be provided from time to time in accordance with the bylaws, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least eighty percent (80%) of the directors then in office shall concur in said action.

         (b) The Board of Directors shall be divided into three classes of directors that shall be designated Class A, Class B and Class C. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire Board of Directors shall permit, with the term of office of Class A to expire at the first annual meeting of stockholders, the term of office of Class B to expire at the annual meeting of stockholders one year thereafter, and the term of office of Class C to expire at the third annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

         Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among the classes so that the number of directors in each class is as specified in the immediately preceding paragraph. The Board of Directors shall designate, by the name of the

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incumbent(s), the position(s) to be abolished. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among such classes so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Section 10.4 The Board of Directors shall consist of such number of directors, not less than three nor more than 25 as shall be provided from time to time by resolution of the Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected or qualified.

         Section 10.5 Subject to the rights of the holders of any series of preferred stock then outstanding, any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall serve until the term of the class to which such director was appointed shall expire and until a successor is elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be appointed.

         Section 10.6 Unless otherwise required by law, a director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only for cause by an affirmative vote of not less than a majority of the total votes eligible to be cast by stockholders. Cause for removal by stockholders shall exist only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to the Corporation. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting. Directors may also be removed from office in the manner provided in Sections 1726(b) and 1726(c) of the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania ("BCL"), or any successors to such sections.

         Section 10.7 Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Chairman or the President. An involuntary resignation from the board will occur if any director has more than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the Board of Directors. Such resignation shall be effective when accepted by the Board of Directors.

         Section 10.8 The Board of Directors may appoint a person who previously held the position of director to be a director emeritus. A director emeritus may attend meetings of the Board of Directors. A director emeritus may advise the Board of Directors on any proposed corporate action but shall not have voting rights. The compensation of a director emeritus shall be determine from time to time by resolution of the Board of Directors.

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         Section 10.9     Each director of the Corporation must be a
stockholder of the Corporation and own at least 500 shares of the Corporation's Common Stock. The minimum share requirement of the Section 10.9 shall not apply to any member of the Corporation's Board of Directors as of March 21, 2002.

         Section 10.10 A person is not eligible to serve as director of the Corporation if he or she is a "management official" of another "depository institution" or "depository holding Corporation" as those terms are defined in 12 C.F.R. ss. 348.2 of the Regulations of the Federal Deposit Insurance Corporation. If elected director of the Corporation, a person may not thereafter serve or agree to serve as a management official of a depository institution or depository holding Corporation unless and until his or her term as director of the Corporation has expired.

         Section 10.11 A person is not eligible to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense, involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; 3) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal, or by a court to have (a) committed a wilful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (b) breached a fiduciary duty involving personal profit; or (4) has been nominated by a person who would be disqualified from serving as a director of this Corporation under this Section 10.11 (1), (2) or (3).

                               Article 11

                      POWERS OF BOARD OF DIRECTORS

         Section 11.1 The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute of by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

         Section 11.2 A director shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such case, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following.

         (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

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         (b)     counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons; and

         (c) a committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

         Section 11.3 In discharging the powers and duties of their respective positions, the Board of Directors, committees of the Board of Directors, and individual directors may, in considering the best interests of the Corporation, consider to the extent they deem appropriate the effects of any action upon any and all groups affected by such action, including stockholders, employees, suppliers, customers, and creditors of the Corporation, and upon the communities in which offices or other establishments of the Corporation are located; the short-term and long-term interests of the Corporation; the resources, intent, and conduct (past, stated, and potential) of any person seeking to acquire control of the Corporation; and any and all other factors, provided however, the Board of Directors, committees of the Board of Directors, or any individual director shall not be required, in considering the best interests of the Corporation or the effects of any action, to regard any interest or interests of any particular group affected by the action as a dominant or controlling interest or factor.

         Directors shall have a residence within the bank's primary market area which is defined as all of Wayne, Pike, and Monroe Counties, Pennsylvania and Sullivan County, New York.

         Section 11.4 Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

         Section 11.5 A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless;

         (a) the director has breach or failed to perform the duties of his office under this Article 11; and

         (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         Section 11.6     The provisions of Section 11.5 shall not apply to:

         (a) the responsibility or liability of a director pursuant to any criminal statute; or

         (b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

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         Section 11.7     A director of the Corporation who is present at a
meeting of the Board of Directors, or of a committee of the Board of Directors, at which action on any corporate mater is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the Secretary of the Corporation before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this
Section 11.7 shall bar a director from asserting that minutes of any meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notifies the Secretary of the Corporation, in writing, or the asserted omission or inaccuracy.

                               Article 12

       EXECUTIVE, AUDIT, AND OTHER COMMITTEES OF THE BOARD OF DIRECTORS

         Section 12.1 Standing or special committees may be appointed by the Board of Directors from its own number from time to time, and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to the submission of any action requiring the approval of stockholders, the creation or filling of vacancies on the Board of Directors, the adoption, amendment, or repeal of these Bylaws, the amendment or repeal of any resolution of the Board which, by its terms, is only amendable or repealable by the entire Board, or any action on matters committed by these Bylaws or resolution of the Board to another committee of the Board. An Audit Committee shall be appointed by resolution passed by a majority of the full Board of Directors, and the members of the Audit Committee shall be directors who are not also officers of the Corporation. The Audit Committee shall review the records and affairs of the Corporation to determine its financial condition, shall review the Corporation's systems of internal control with management and the Corporation's independent auditors, and shall monitor the Corporation's adherence in accounting and financial reporting to generally accepted accounting principles, as well as such other duties as may be assigned to it by the Board of Directors. All committees appointed by the Board of Directors shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

                               Article 13

                   MEETINGS OF THE BOARD OF DIRECTORS

         Section 13.1 An organizational meeting may be held immediately following the annual stockholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

         Section 13.2 Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined by the Board of Directors at the preceding meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

         Section 13.3 (a) Special meetings of the Board of Directors may be called by the President on one day's notice to each director, either personally or in the manner set forth under Article 32 hereof; special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice upon the written request of three directors.

         (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

         Section 13.4 At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

                                   Article 14

                    INFORMAL ACTION BY THE BOARD OF DIRECTORS

         Section 14.1 Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the Corporation. Such consent shall have the same effect as a unanimous vote.

                               Article 15

                       COMPENSATION OF DIRECTORS

         Section 15.1 Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                               Article 16

                                OFFICERS

         Section 16.1 The officers of the Corporation may include the Chairman of the Board, a President, a Chief Executive Officer, a Secretary, and a Treasurer, as well as such Vice Presidents (including Executive and Senior Vice Presidents), Assistant Secretaries, and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualify. Any two or more offices may be held by the same person, except that the offices of President and Secretary and President and Treasurer may not be held by the same person. The President and Chairman of the Board shall be members of the Board.

         Section 16.2 The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         Section 16.3 In the case of absence or inability to act of any officer of the Company and of any person herein authorized to act in such officer's place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

         Section 16.4 Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

         Section 16.5 The Board may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 16.6 The officers of the Company shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. The election or appointment of an officer or agent shall not in itself create contractual rights.

                               Article 17

                            INDEMNIFICATION

         Section 17.1 (Third Party Actions) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a representative of the Corporation, or is or was serving at the request of the Corporation as a representative of

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

another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 17.2 (Derivative Actions) The Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed, the best interests of the Corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

         Section 17.3 (Mandatory Indemnification) To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 17.1 (relating to third party actions) or 17.2 (relating to derivative actions) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 17.4 (Procedure for Effecting Indemnification) Unless ordered by a court, any indemnification under Sections 17.1 (relating to third party actions) or17.2 (relating to derivative actions) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

         (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

         (b) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

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

         (c)      by the stockholders of the Corporation.

         Section 17.5 (Advancing Expenses) Expenses (including attorneys' fees) incurred in defending any action or proceeding referral to in this
Article 17 may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of the undertaking by or on behalf of the person to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 17 or otherwise.

         Section 17.6 (Supplementary Coverage) (a) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article 17 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insecure in any manner its indemnification obligations, whether arising under or pursuant to this Section 17.6 or otherwise.

         (b)     Indemnification pursuant to subsection (a) of this Section
17.6 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         (c)     Indemnification pursuant to subsection (a) of this Section
17.6 under any Bylaw, agreement, vote of stockholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this Section 17.6 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation.

         Section 17.7 (Power to Purchase Insurance) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this Article 17.

         Section 17.8 (Application to Surviving or New Corporations) For the purpose of this Article 17, references to "the Corporation" include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of the constituent, surviving or new corporation, or is or was serving at the request of the constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 23 with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity.

         Section 17.8 (Application to Employee Benefit Plans) For purposes of this Article 17:

         (a) References to "other enterprises" shall include employee benefits plans and references to "serving at the request of the Corporation" shall include any service as a representative of the Corporation that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries.

         (b) Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines".

         (c) Action with respect to an employee benefit plan taken or omitted in good faith by a representative of the Corporation in a manner he reasonable believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.

         Section 17.9     (Duration and Extent of Coverage) The
indemnification and advancement of expenses provided by, or granted pursuant to, this Article 17 shall, unless otherwise provide when authorized or ratified, continue as to a person who has ceased to be a representative of the Corporation and shall inure to the benefit of the heirs and personal representative of that person.

                                  Article 18

                               SHARE CERTIFICATES

         Section 18.1 The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case may be; shall be signed by the President or a Vice President and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate, shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

         Section 18.2 The Corporation may, from time to time, pursuant to authorization by the Board of Directors and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the Board of Directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law or regulation.

                                 Article 19

                              TRANSFER OF SHARES

         Section 19.1 (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

                  (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign, and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

         Section 19.2 Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the Commonwealth of Pennsylvania. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution shall set forth:

                  (a)  The classification of stockholders who may certify;

                  (b) The purpose or purposes for which the certification may be made;

                  (c) The form of certification and information to be contained therein;

                  (d) If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Corporation; and

                  (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

         Upon receipt by the Corporation of a certification complying with a resolution meeting the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

                                 Article 20

                              LOST CERTIFICATES

         Section 20.1 Where a stockholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of an substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any ability or expense which it may incur by reason of the original certificate remaining outstanding.

                                 Article 21

                                 DIVIDENDS

         Section 21.1 The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, so long as any dividend shall not be in violation of law and the Articles of Incorporation.

         Section 21.2 Before making any distribution of earned surplus, there may be set aside out of the earned surplus of the Corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the Corporation, or for any other purpose. Any earned surplus of any year not distributed as dividends shall be deemed to have thus been set apart until otherwise disposed of by the Board of Directors.

         Section 21.3 The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                                  Article 22

                        FINANCIAL REPORT TO STOCKHOLDERS

         Section 22.1 The President and the Board of Directors shall present prior to each annual meeting of the stockholders a full and complete statement of the business and affairs of the Corporation for the preceding year.

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

                                   Article 23

                                  INSTRUMENTS

         Section 23.1 Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the President or a Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Corporation, shall be held to have been properly executed for and on behalf of the Corporation.

         Section 23.2 The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument or other document.

                                  Article 24

                                  FISCAL YEAR

         Section 24.1 The fiscal year of the Corporation shall be the calendar year, December 31.

                                   Article 25

                                      SEAL

         Section 25.1 The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

                                   Article 26

                           NOTICES AND WAIVERS THEREOF

         Section 26.1 Whenever written notice is required to be given to any person under the provisions of applicable law, by the Articles of Incorporation or of these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of directors, supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of these Bylaws.

         Section 26.2 Whenever any written notice is required to be given under the provisions of applicable law, the Articles of Incorporation or of these Bylaws, a waiver thereof in writings, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by these Bylaws, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of stockholders, the waiver of notice shall specify the general nature of the business to be transacted.

         Section 26.3 Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         Section 26.4 Whenever any notice or communication is required to be given to any person under the provisions of applicable law, the Articles of Incorporation, these Bylaws, the terms of any agreement and any other instrument or as a condition precedent to taking any corporate action, and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required and there shall be no duty to apply for a license or other permission to do so. Any action or meeting that is taken or held without notice or communication to that person shall have the same validity as if the notice or communication had been duly given. If the action taken is such as to require the filing of any document with respect thereto under any provision of law or any agreement or other instrument, it shall be sufficient, if such is the fact and if notice or communication is required, to state therein that notice or communication was given to all persons entitled to receive notice or communication except persons with whom communication was unlawful.

         Section 26.5 Section 26.4 shall also be applicable to any stockholder with whom the Corporation has been unable to communicate for more than twenty-four (24) consecutive months because communications to the stockholder are returned unclaimed or the stockholder has otherwise failed to provide the Corporation with a current address. Whenever the stockholder provides the Corporation with a current address, Section 26.4 shall cease to be applicable to the stockholder under this Section 26.5

                                Article 27

                               EMERGENCIES

         Section 27.1 The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the stockholders, which shall, notwithstanding any different provisions of law, of the Articles of Incorporation or of these Bylaws, be effective during any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum of the Board of Directors cannot readily be assembled. The emergency Bylaws may make any provision that may be appropriate for the circumstances of the emergency including, procedures for calling meetings of the Board of Directors, quorum requirements for meetings and procedures for designating additional or substitute directors.

         Section 27.2 The Board of Directors, either before or during any emergency, may provide, and from time to time modify, lines of succession in the event that during the emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties and may, effective in the emergency, change the head offices or designate several alternative head offices or regional offices of the Corporation or authorize the officers to do so.

         Section 27.3 A representative of the Corporation acting in accordance with any emergency Bylaws shall not be liable except for willful misconduct and shall not be liable for any action taken by him in good faith in an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the emergency or other Bylaws then in effect.

         Section 27.4 To the extent not inconsistent with any emergency Bylaws so adopted, the Bylaws of the Corporation shall remain in effect during any emergency and, upon its termination, the emergency Bylaws shall cease to be effective.

         Section 27.5 Unless otherwise provided in emergency Bylaws, notice of any meeting of the Board of Directors during an emergency shall be given only to those directors to whom it is feasible to reach at the time and by such means as are feasible at the time, including publication, radio or television. To the extent required to constitute a quorum at any meeting of the Board of Directors during any emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency Bylaws, be deemed, in order of rank and within the same rank in order of seniority, directors for the meeting.

                                   Article 28

                                   AMENDMENTS

         Section 28.1 These Bylaws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock at any regular or special meeting duly convened after notice to the stockholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the stockholders to change such action of the Board of Directors by the affirmative vote of the holders of a majority of the outstanding share of Common Stock.

Adopted on March 21, 2002

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